FOR IMMEDIATE RELEASE
NEWS RELEASE

Contact:    Matt Brown
Senior Vice President and CFO
U.S. Concrete, Inc.
817-835-4105

U.S. CONCRETE ANNOUNCES 2013 SECOND QUARTER RESULTS

•	Adjusted EBITDA increased 96% to $17.0 million

•	Adjusted net income increased $10.2 million to $11.7 million

•	Consolidated revenue increased 17.6% to $162.5 million

•	Ready-mixed concrete volume rose 8.5% to approximately 1.4 million cubic yards

•	Ready-mixed concrete average sales price improved 7.6%

•	Net income of $6.7 million

EULESS, TEXAS – AUGUST 8, 2013 – U.S. Concrete, Inc. (NASDAQ: USCR) today reported adjusted net income of $11.7 million, or $0.86 per diluted share, for the second quarter of 2013, compared to adjusted net income of $1.5 million, or $0.12 per diluted share, in the second quarter of 2012. Second quarter 2013 adjusted net income excludes a non-cash loss related to the fair value change in the Company’s derivatives of $1.9 million, $0.3 million of expense related to the relocation of the corporate headquarters, and $2.8 million of non-cash stock compensation expense. Second quarter 2012 adjusted net income excludes a non-cash loss related to the fair value change in the Company’s derivatives of $0.6 million, $0.5 million of expense related to the relocation of the corporate headquarters, and $0.8 million of non-cash stock compensation expense. Including the loss related to derivatives, expense related to the relocation of the corporate headquarters and non-cash stock compensation expense, net income for the second quarter of 2013 was $6.7 million, compared to a net loss of $0.3 million in the second quarter of 2012.
The Company defines adjusted net income (loss) and adjusted net income (loss) per share as net income (loss) and net income (loss) per share excluding non-cash stock compensation expense, derivative loss, gain (loss) on extinguishment of debt, and expense related to the Company’s relocation of the corporate headquarters. Adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP financial measures. For a reconciliation of adjusted net income (loss) and adjusted net income (loss) per share to the most directly comparable GAAP financial measures, please see the attached “Additional Statistics” schedule.
William J. Sandbrook, President and Chief Executive Officer of U.S. Concrete, stated “We are pleased with our continued organic growth in ready-mixed pricing and volume on a year-over-year basis.  During the second quarter, volume was particularly strong in April and May relative to last year, though volume in June was negatively impacted by weather in some of our markets.  We are also seeing growth in our backlog. On the strategic front, we recently strengthened our presence in the burgeoning Dallas/Fort Worth market with the acquisition of three additional plants, and we continue to seek opportunities for both expansion and vertical integration.”

SECOND QUARTER 2013 RESULTS
Consolidated revenue in the second quarter of 2013 increased 17.6% to $162.5 million, compared to $138.2 million in the second quarter of 2012. Revenue from the ready-mixed concrete segment increased $20.6 million, or 16.8%, to $143.3 million for the second quarter of 2013, compared to $122.7 million in the second quarter of 2012. The Company’s ready-mixed sales volume for the second quarter of 2013 was approximately 1.39 million cubic yards, up 8.5% from the approximately 1.28 million cubic yards of ready-mixed concrete sold in the second quarter of 2012. The Company’s consolidated average sales price per cubic yard of ready-mixed concrete increased 7.6% during the second quarter of 2013, as compared to the second quarter of 2012. Aggregate products segment revenue increased $2.5 million, or 32.0%, to $10.1 million in the second quarter of 2013 compared to $7.7 million in the second quarter of 2012.
The Company’s adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”) was $17.0 million in the second quarter of 2013, compared to adjusted EBITDA of $8.7 million in the second quarter of 2012. Adjusted EBITDA margin, which is adjusted EBITDA as a percentage of revenue, for the second quarter of 2013 was 10.5%, compared to 6.3% in the second quarter of 2012.
The Company defines adjusted EBITDA as net income (loss) from continuing operations plus expense (benefit) for income taxes, net interest expense, depreciation, depletion and amortization, and excludes non-cash stock compensation expense, derivative loss, gain (loss) on extinguishment of debt and expense related to the Company’s relocation of the corporate headquarters. Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of adjusted EBITDA, free cash flow and net debt (which are other non-GAAP financial measures used in this earnings release) to the most directly comparable GAAP financial measures, please see the attached “Additional Statistics” schedule.
Selling, general and administrative expenses (“SG&A”) were approximately $16.4 million in the second quarter of 2013 compared to $13.6 million in the second quarter of 2012. The higher costs for the second quarter of 2013 were primarily due to increased non-cash stock compensation expense and incentive compensation accruals. Excluding the non-cash stock compensation expense and timing related incentive compensation accruals, as a percentage of revenue, SG&A expenses decreased to 8.4% of revenue in the second quarter of 2013 compared to 9.7% in the prior year quarter.
During the second quarter of 2013, the Company recorded a $1.9 million non-cash loss related to derivatives. This non-cash loss was comprised of $0.4 million from fair value changes in the embedded derivative related to the Company’s Convertible Notes and $1.5 million from fair value changes in the Company’s warrants. This is compared to a non-cash loss of $0.6 million during the second quarter of 2012, also from such fair value changes. These changes were due primarily to the increase in the price of the Company’s common stock during the second quarters of 2013 and 2012.
The Company had cash provided by operations of $14.9 million for the second quarter of 2013, compared to $1.2 million used in operations for the second quarter of 2012. The increase in the second quarter of 2013 was primarily the result of increased earnings and management of working capital. The Company’s free cash flow for the second quarter of 2013 was $8.7 million, compared to $(3.4) million for the second quarter of 2012. We define “free cash flow” as cash used in operations less capital expenditures for property, plant and equipment, net of proceeds from disposals. Capital expenditures increased $3.8 million to $6.3 million for the second quarter of 2013, as compared to $2.5 million for the second quarter of 2012.
The Company’s net debt at June 30, 2013 was approximately $83.6 million, up $24.9 million from December 31, 2012. We define net debt as total debt, including current maturities and capital lease obligations, minus cash and cash equivalents. The increase in net debt was due to the Company’s completed exchange offer for its Convertible Secured Notes and a $7.7 million increase in the balance of our revolving credit facility. As previously reported, in March, the Company closed on the exchange of $48.5 million aggregate principal amount of its outstanding 9.5% Convertible Notes due 2015 for $61.1 million aggregate principal amount of new 9.5% Senior Secured Notes due 2015. In connection with the exchange, a $7.3 million discount associated with the tendered Convertible Notes was written off. Net debt at June 30, 2013 was comprised of total debt of $90.8 million, less cash and cash equivalents of $7.1 million.
Ready-mix backlog at the end of the second quarter of 2013 was approximately 3.5 million yards, up 10.8% compared to the end of the second quarter of 2012 and up 14.4% since the beginning of the year.

CONFERENCE CALL
U.S. Concrete has scheduled a conference call for Thursday, August 8, 2013 at 10:00 a.m. Eastern time, to review its second quarter 2013 results. To participate in the call, dial Toll-free: 877-312-8806 – Conference ID: 21329052 at least ten minutes before the conference call begins and ask for the U.S. Concrete conference call. A replay of the conference call will be available after the call under the investor relations section of the Company’s website at www.us-concrete.com.
Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by accessing www.us-concrete.com. To listen to the live call on the Web, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Web cast, an archive will be available shortly after the call under the investor relations section of the Company’s website at www.us-concrete.com.

USE OF NON-GAAP FINANCIAL MEASURES
This press release uses the non-GAAP financial measures “adjusted EBITDA,” “adjusted net income (loss),” “adjusted EBITDA margin,” “free cash flow” and “net debt.” The Company has included adjusted EBITDA and adjusted EBITDA margin in this press release because it is widely used by investors for valuation and comparing the Company’s financial performance with the performance of other building material companies. The Company also uses adjusted EBITDA and adjusted EBITDA margin to monitor and compare the financial performance of its operations. Adjusted EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes, and thus does not reflect the funds actually available for capital expenditures. In addition, the Company’s presentation of adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures that other companies report. The Company considers free cash flow to be an important indicator of its ability to service debt and generate cash for acquisitions and other strategic investments. The Company believes that net debt is useful to investors as a measure of its financial position. The Company presents adjusted net income (loss) and adjusted net income (loss) per share to provide more consistent information for investors to use when comparing operating results for the second quarter of 2013 to the second quarter of 2012. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. See the attached “Additional Statistics” for reconciliation of each of these non-GAAP financial measures to the most comparable GAAP financial measures for the quarters ended June 30, 2013 and 2012.

ABOUT U.S. CONCRETE
U.S. Concrete services the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and aggregate products. The Company has 104 fixed and 11 portable ready-mixed concrete plants and seven producing aggregates facilities. During 2012, these plant facilities produced approximately 4.8 million cubic yards of ready-mixed concrete and approximately 3.3 million tons of aggregates. For more information on U.S. Concrete, visit www.us-concrete.com.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release contains various forward-looking statements and information that are based on management's belief, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: the stability of the business; encouraging nature of second quarter volume and pricing increases; ready-mix backlog; ability to maintain our cost structure and the improvements achieved during our restructuring and monitor fixed costs; ability to maximize liquidity, manage variable costs, control capital spending and monitor working capital usage; and the adequacy of current liquidity. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; the availability of refinancing alternatives; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent Quarterly Reports on Form 10-Q.

(Tables Follow)

U.S. CONCRETE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenue	$162,520	$138,178	$290,261	$249,093
Cost of goods sold before depreciation, depletion and amortization	132,720	118,182	243,877	216,847
Selling, general and administrative expenses	16,400	13,580	30,922	27,223
Depreciation, depletion and amortization	4,570	3,771	9,424	7,393
Gain on sale of assets	(31)	(8)	(26)	(599)
Income (loss) from operations	8,861	2,653	6,064	(1,771)
Interest expense, net	(2,588)	(2,905)	(5,360)	(5,774)
Derivative loss	(1,916)	(577)	(20,362)	(3,968)
(Loss) gain on extinguishment of debt	(6)	—	4,304	—
Other income, net	499	989	997	1,520
Income (loss) from continuing operations before income taxes	4,850	160	(14,357)	(9,993)
Income tax benefit (expense)	3,088	(106)	8,285	(294)
Income (loss) from continuing operations	7,938	54	(6,072)	(10,287)
Loss from discontinued operations, net of taxes	(1,263)	(362)	(1,617)	(251)
Net income (loss)	$6,675	$(308)	$(7,689)	$(10,538)

Basic income (loss) per share:
Income (loss) from continuing operations	$0.63	$—	$(0.49)	$(0.85)
Loss from discontinued operations, net of taxes	(0.10)	(0.03)	(0.13)	(0.02)
Net income (loss) per share - basic	$0.53	$(0.03)	$(0.62)	$(0.87)

Diluted income (loss) per share:
Income (loss) from continuing operations	$0.59	$—	$(0.49)	$(0.85)
Loss from discontinued operations, net of taxes	(0.09)	(0.03)	(0.13)	(0.02)
Net income (loss) per share - diluted	$0.50	$(0.03)	$(0.62)	$(0.87)

Weighted average shares outstanding:
Basic	12,550	12,163	12,455	12,152
Diluted	13,634	12,163	12,455	12,152

U.S. CONCRETE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2013	2012
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$7,149	$4,751
Trade accounts receivable, net	101,784	84,034
Inventories	25,368	25,001
Deferred income taxes	2,933	2,835
Prepaid expenses	4,784	3,651
Other receivables	11,296	4,414
Other current assets	2,016	3,080
Total current assets	155,330	127,766
Property, plant and equipment, net	121,318	120,871
Goodwill	10,526	10,717
Purchased intangible assets, net	13,813	15,033
Other assets	4,113	5,337
Total assets	$305,100	$279,724
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$1,898	$1,861
Accounts payable	57,396	48,880
Accrued liabilities	39,415	36,430
Derivative liabilities	15,738	22,030
Total current liabilities	114,447	109,201
Long-term debt, net of current maturities	88,898	61,598
Other long-term obligations and deferred credits	11,964	13,114
Deferred income taxes	3,386	3,287
Total liabilities	218,695	187,200
Commitments and contingencies
Equity:
Preferred stock	—	—
Common stock	14	13
Additional paid-in capital	140,155	136,451
Accumulated deficit	(50,885)	(43,196)
Treasury stock, at cost	(2,879)	(744)
Total stockholders' equity	86,405	92,524
Total liabilities and equity	$305,100	$279,724

U.S. CONCRETE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six months ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,689)	$(10,538)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	9,440	7,843
Debt issuance cost amortization	1,389	2,112
Gain on extinguishment of debt	(4,304)	—
Amortization of facility exit costs	(106)	—
Amortization of discount on long-term incentive plan and other accrued interest	252	—
Net loss on derivative	20,362	3,968
Net loss (gain) on sale of assets	204	(601)
Deferred income taxes	(8,644)	(21)
Deferred rent	516	—
Provision for doubtful accounts	637	436
Stock-based compensation	3,545	1,465
Changes in assets and liabilities:
Accounts receivable	(18,139)	(18,929)
Inventories	(367)	(868)
Prepaid expenses and other current assets	2,313	(2,367)
Other assets and liabilities, net	(1,377)	(253)
Accounts payable and accrued liabilities	11,379	12,102
Net cash provided by (used in) operating activities	9,411	(5,651)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(8,116)	(2,985)
Proceeds from disposals of property, plant and equipment	173	1,765
Payments related to disposals of business units	(1,866)	—
Net cash used in investing activities	(9,809)	(1,220)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	68,474	77,737
Repayments of borrowings	(60,774)	(67,268)
Proceeds from exercise of stock options	122	—
Payments for seller financed debt and joint venture	(921)	(949)
Debt issuance costs	(1,970)	—
Purchase of treasury shares	(2,135)	(165)
Net cash provided by financing activities	2,796	9,355

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,398	2,484
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,751	4,229
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$7,149	$6,713

U.S. CONCRETE, INC. AND SUBSIDIARIES
SELECTED REPORTABLE SEGMENT INFORMATION
(in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenue:
Ready-mixed concrete
Sales to external customers	$143,299	$122,722	$258,501	$221,910
Aggregate products
Sales to external customers	5,497	4,319	8,698	7,608
Intersegment sales	4,639	3,359	7,958	5,839
Total reportable segment revenue	153,435	130,400	275,157	235,357
Other products and eliminations	9,085	7,778	15,104	13,736
Total revenue	$162,520	$138,178	$290,261	$249,093
	—	—	—	—
Reportable Segment Adjusted EBITDA:
Ready-mixed concrete	$18,033	$11,074	$27,206	$18,154
Aggregate products	2,127	2,155	1,545	1,293
Total reportable segment Adjusted EBITDA	20,160	13,229	28,751	19,447

Reconciliation to income (loss) from continuing operations:
Other products and eliminations income (loss) from operations	1,409	(180)	1,851	(697)
Corporate overhead, net of insurance allocations	(8,719)	(6,519)	(16,148)	(13,476)
Depreciation, depletion and amortization for reportable segments	(3,739)	(2,994)	(7,793)	(5,839)
Interest expense, net	(2,588)	(2,905)	(5,360)	(5,774)
Corporate (loss) gain on early extinguishment of debt	(6)	—	4,304	—
Corporate derivative loss	(1,916)	(577)	(20,362)	(3,968)
Corporate, other products and eliminations other income, net	249	106	400	314
Income (loss) from continuing operations before income taxes	$4,850	$160	$(14,357)	$(9,993)

U.S. CONCRETE, INC.
ADDITIONAL STATISTICS
(Unaudited)

We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, our management believes that certain non-GAAP performance measures and ratios, which our management uses in managing our business, may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. See the table below for (1) presentations of our adjusted EBITDA, adjusted EBITDA margin and Free Cash Flow for the quarters ended June 30, 2013 and 2012, and Net Debt as of June 30, 2013 and December 31, 2012 and (2) corresponding reconciliations to GAAP financial measures for the quarters ended June 30, 2013 and 2012 and as of June 30, 2013 and December 31, 2012. We have also provided below (1) the impact of non-cash stock compensation expense, derivative losses, gain (loss) on extinguishment of debt and expenses related to the Company’s relocation of the corporate headquarters on net income (loss) and net income (loss) per share and (2) corresponding reconciliations to GAAP financial measures for the quarters ended June 30, 2013 and 2012. We have also shown below certain Ready-Mixed Concrete Statistics for the quarters ended June 30, 2013 and 2012.
We define adjusted EBITDA as our net income (loss) from continuing operations, plus the provision (benefit) for income taxes, net interest expense, depreciation, depletion and amortization, non-cash stock compensation expense, derivative loss, gain (loss) on extinguishment of debt and expense related to the Company’s relocation of the corporate headquarters. We define adjusted EBITDA margin as the amount determined by dividing adjusted EBITDA by total revenue. We have included adjusted EBITDA and adjusted EBITDA margin in the accompanying tables because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use adjusted EBITDA and adjusted EBITDA margin to monitor and compare the financial performance of our operations. Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of adjusted EBITDA may not be comparable to similarly titled measures other companies report.
We define adjusted net income (loss) and adjusted net income (loss) per share as net income (loss) and net income (loss) per share excluding non-cash stock compensation expense, derivative loss, gain (loss) on extinguishment of debt and expense related to the Company’s relocation of the corporate headquarters. We present adjusted net income (loss) and adjusted net income (loss) per share to provide more consistent information for investors to use when comparing operating results for the quarters ended June 30, 2013 and 2012.
We define Free Cash Flow as cash provided by (used in) operations less capital expenditures for property, plant and equipment, net of disposals. We consider Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments.
We define Net Debt as total debt, including current maturities and capital lease obligations, minus cash and cash equivalents. We believe that Net Debt is useful to investors as a measure of our financial position.
Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported operating results or cash flow from operations or any other measure of performance prepared in accordance with GAAP.

	Three months ended
	June 30,
	2013	2012
	(In thousands, except average price amounts and net income (loss) per share)

Ready-Mixed Concrete Statistics:
Average price per cubic yard (in dollars)	$102.71	$95.44
Volume in cubic yards	1,390	1,281

Adjusted Net Income and EPS:
Net Income (Loss)	$6,675	$(308)
Add: Derivative loss	1,916	577
Add: Loss (gain) on extinguishment of debt	6	—
Add: Non-cash stock compensation expense	2,787	785
Add: Expenses related to corporate headquarters’ relocation	288	470
Adjusted net income (loss)	$11,672	$1,524

Net income (loss) per diluted share	$0.50	$(0.03)
Impact of derivative loss	0.14	0.05
Loss (gain) on extinguishment of debt	—	—
Impact of non-cash stock compensation expense	0.20	0.06
Impact of expenses related to corporate headquarters’ relocation	0.02	0.04
Adjusted net income (loss) per diluted share	$0.86	$0.12

Adjusted EBITDA reconciliation:
Net income (loss) from continuing operations	$7,938	$54
Income tax (benefit) expense	(3,088)	106
Interest expense, net	2,588	2,905
Derivative loss	1,916	577
Depreciation, depletion and amortization	4,570	3,771
Loss (gain) on extinguishment of debt	6	—
Non-cash stock compensation expense	2,787	785
Expenses related to corporate headquarters’ relocation	288	470
Adjusted EBITDA	$17,005	$8,668
Adjusted EBITDA margin	10.5%	6.3%

Free Cash Flow reconciliation:
Net cash provided by (used in) operations	$14,888	$(1,248)
Less: capital expenditures	(6,268)	(2,465)
Plus: proceeds from the sale of property, plant and equipment	62	354
Less: payments made in the disposal of business units	—	—
Free Cash Flow	$8,682	$(3,359)

	As of June 30, 2013	As of December 31, 2012
Net Debt reconciliation:
Total debt, including current maturities and capital lease obligations	$90,796	$63,459
Less: cash and cash equivalents	7,149	4,751
Net Debt	$83,647	$58,708

	Six months ended
	June 30,
	2013	2012
	(In thousands, except average price amounts and net income (loss) per share)

Ready-Mixed Concrete Statistics:
Average price per cubic yard (in dollars)	$102.12	$96.33
Volume in cubic yards	2,523	2,295

Adjusted Net Income and EPS:
Net Income (Loss)	$(7,689)	$(10,538)
Add: Derivative loss	20,362	3,968
Add: Loss (gain) on extinguishment of debt	(4,304)	—
Add: Non-cash stock compensation expense	3,544	1,465
Add: Expenses related to corporate headquarters’ relocation	512	1,597
Adjusted net income (loss)	$12,425	$(3,508)

Net income (loss) per diluted share (1)	$(0.62)	$(0.87)
Impact of derivative loss	1.30	0.33
Loss (gain) on extinguishment of debt	(0.28)	—
Impact of non-cash stock compensation expense	0.23	0.12
Impact of expenses related to corporate headquarters’ relocation	0.03	0.13
Adjusted net income (loss) per diluted share	$0.88	$(0.29)

Adjusted EBITDA reconciliation:
Net income (loss) from continuing operations	$(6,072)	$(10,287)
Income tax (benefit) expense	(8,285)	294
Interest expense, net	5,360	5,774
Derivative loss	20,362	3,968
Depreciation, depletion and amortization	9,424	7,393
Loss (gain) on extinguishment of debt	(4,304)	—
Non-cash stock compensation expense	3,544	1,465
Expenses related to corporate headquarters’ relocation	512	1,597
Adjusted EBITDA	$20,541	$10,204
Adjusted EBITDA margin	7.1%	4.1%

Free Cash Flow reconciliation:
Net cash provided by (used in) operations	$9,411	$(5,651)
Less: capital expenditures	(8,116)	(2,985)
Plus: proceeds from the sale of property, plant and equipment	173	1,765
Less: payments made in the disposal of business units	(1,866)	—
Free Cash Flow	$(398)	$(6,871)

(1)
Net loss per diluted share for the six months ended June 30, 2013 excludes common stock equivalents of 2.7 million shares from our Convertible Notes and 0.5 million shares from our restricted stock that are included in adjusted net income per diluted share as their impact is anti-dilutive based on the net loss for the period.